EXHIBIT 16

April 29, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, D. C. 20549

Re:  Old Line Bancshares, Inc.

Ladies and Gentlemen:

We have read the statements made by Old Line Bancshares, Inc., which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Old Line Bancshares, Inc. dated April 29, 2013.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

Rowles & Company, LLP

DDG:blw

101 E. Chesapeake Avenue, Suite 300, Baltimore, Maryland 21286
410-583-6990  FAX 410-583-7061
Website:  www.Rowles.com